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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated March 22, 2002 relating to the consolidated financial statements, which appears in Boston Life Sciences, Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                            /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts


September 3, 2002